UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2014 (September 5, 2014)

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2014, WesBanco, Inc. entered into a Committed Line of Credit Note and Letter Agreement (the “Facility”), dated September 5, 2014 with PNC Bank, National Association providing for aggregate outstanding borrowings up to $25.0 million with an expiration date of September 4, 2015.

The Facility provides for revolving advances and a one-time election to convert all or a portion of the outstanding principal into a term loan (the “Conversion Amount”) which may be repaid in consecutive monthly installments over two years following the conversion date.  The principal amount available to be borrowed under the Line of Credit will be permanently reduced by the Conversion Amount and as principal is repaid on the term loan it cannot be re-borrowed.

Under the Facility, outstanding advances and any term loan bear interest generally at an adjusted LIBOR rate and require the payment of consecutive quarterly installments of interest.

The Facility also requires WesBanco to maintain on a consolidated basis a return on average assets of at least 0.70%, and maintain unencumbered cash and marketable securities in an amount not less than $12.0 million.  Additionally, the Facility requires WesBanco and WesBanco Bank Inc., to maintain an adjusted Texas Ratio of not more than 25% and maintain, on a consolidated basis, Total Risk-Based Capital Ratio, Tier 1 Risk-Based Capital Ratio and Tier 1 Leverage Ratio at levels considered “well capitalized” as defined by regulatory guidelines, but in no event shall the ratios be less than 12.0%, 10.0%, and 7.0%, respectively.  The Facility also contains various other conditions precedent to borrowing and affirmative and negative covenants.

The foregoing description of the terms and conditions of the Facility is not complete and is qualified in all respects by the actual provisions of the Facility, a copy of which has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

d)	Exhibits:

10.1 –                  Letter Agreement between WesBanco, Inc. and PNC Bank, National Association.

10.2 –                  Committed Line of Credit Note between WesBanco, Inc. and PNC Bank, National
Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: September 8, 2014	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer